Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of this ___ day of ___________, 2019 by and between Mini Melts of America, Inc., a Pennsylvania corporation (“Buyer”) and BoxScore Brands, Inc., a Delaware corporation (“Seller”).

BACKGROUND

Seller is the owner of certain vending machines, equipment and vehicles. The parties desire and intend that Seller shall sell such items to Buyer, and Buyer shall purchase such items from Seller, subject to and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 Agreement to Sell. At the Closing (as defined in Section 5.1 hereof), and in accordance with the terms and conditions of this Agreement, Seller shall grant, sell, convey, assign and deliver to Buyer all of Seller’s right, title and interest in and to the vending machines, equipment and vehicles specifically listed on Schedule 1.1 hereto (collectively, the “Acquired Assets”).

1.2 Excluded Assets. For the avoidance of doubt, (a) the Acquired Assets shall not include any asset not described in Section 1.1 above and identified on Schedule 1.1 attached hereto, and (b) Buyer shall be entitled to retain all product inventory and cash in the vending machines included within the Acquired Assets at the time of Closing.

1.3 Agreement to Purchase. At the Closing, in accordance with the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Seller set forth herein, Buyer shall purchase the Acquired Assets from Seller for the Purchase Price (as defined in Section 1.4 hereof). It is understood and agreed that Buyer does not assume or agree hereunder or otherwise to pay, perform or discharge any debt, obligation, tax or liability, known or unknown, contingent or otherwise, of Seller of any kind or nature whatsoever including, without limitation, any tax obligations of Seller (all of which liabilities are collectively referred to herein as the “Excluded Liabilities”).

1.4 Purchase Price. The purchase price for the Acquired Assets (the “Purchase Price”) shall be Three Hundred Fifty Thousand Dollars ($350,000) in cash; Buyer shall pay Seller the Purchase Price at Closing via wire transfer of immediately available funds to an account designated in writing by Seller.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the date hereof as follows:

2.1 Corporate Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. Seller is duly qualified as a foreign corporation and is in good standing under the laws of the State of California.

2.2 Authority. Seller has full power and authority and legal right to enter into this Agreement. All actions on the part of Seller necessary to approve the transactions contemplated by this Agreement have been duly taken as required by applicable law. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding agreement and obligation of Seller enforceable against Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

2.3 Absence of Violation or Conflicts. The execution and delivery of this Agreement and the consummation and performance by Seller of the transactions contemplated herein will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any third party under (a) any existing law, ordinance, or governmental rule or regulation to which Seller is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller, (c) the charter, bylaws or any other organizational documents of Seller or any securities issued by Seller, or (d) any contract to which Seller is bound or subject.

2.4 Title to Acquired Assets; Condition. Seller has good, valid and marketable title to all assets which are included in the Acquired Assets, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except for the leased vehicles being transferred or assigned from Seller to Buyer. For the avoidance of doubt, all of the Acquired Assets are owned by Seller and none of the Acquired Assets are leased by Seller from a third party, except for the leased vehicles being transferred or assigned from Seller to Buyer.. The Acquired Assets are in good operating condition, ordinary wear and tear excepted.

2.5 Litigation. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority, is pending or, to the knowledge of Seller, threatened against Seller or which relates to the Acquired Assets or the transactions contemplated by this Agreement.

2.6 Taxes. All federal, state and local tax returns, reports, statements and other similar filings required to be filed by Seller (collectively, the “Tax Returns”) with respect to any federal, state or local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, and any other tax or similar governmental charge) (collectively, “Taxes”) have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed and all such Tax Returns properly reflect the Tax liabilities of Seller for the periods, property or events covered thereby, which have been paid.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers as of the date hereof as follows:

3.1 Organization. Buyer is a corporation duly organized, validly existing and presently subsisting under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

3.2 Authority. Buyer has full power and authority and legal right to enter into this Agreement. All actions on the part of Buyer necessary to approve the transactions contemplated by this Agreement have been duly taken as required by applicable law. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding agreement and obligation of Buyer enforceable against Buyer in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

3.3 Absence of Violations or Conflicts. The execution and delivery of this Agreement and the consummation and performance by Buyer of the transactions contemplated herein will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any third party under (a) any existing law, ordinance, or governmental rule or regulation to which Buyer is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Buyer, (c) the charter, bylaws or any other organizational documents of Buyer or any securities issued by Buyer, or (d) any contract to which Buyer is bound or subject.

ARTICLE IV

OTHER AGREEMENTS

4.1 Expenses. Except as otherwise provided herein, each party hereto shall pay its own expenses and costs incurred in connection with the negotiation and consummation of this Agreement and the transactions contemplated hereby.

4.2 Brokers. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and insofar as it knows, no broker or other third party is entitled to any commission or finder’s fee in connection with any of these transactions.

4.3 Public Disclosure. Following the Closing, neither Buyer nor Seller shall make any public statement or release concerning this Agreement or the transactions contemplated hereby, without the prior written consent of the other party, except as required by applicable law, SEC regulation, or court order.

4.4 Transfer Taxes. Each party shall be solely responsible to pay their own Taxes arising as a result of the transactions contemplated by this Agreement.

4.5 Tax Clearance Certificates. If requested by Buyer, Seller shall notify all of the taxing authorities in the jurisdictions that impose Taxes on Seller or where Seller has a duty to file Tax Returns of the transactions contemplated by this Agreement in the form and manner required by such taxing authorities, if the failure to make such notifications or receive any available tax clearance certificate could subject the Buyer to any Taxes of Seller. Regardless, if any taxing authority asserts that Seller (or Buyer, under the principles of successor liability) is liable for any Tax, Seller shall promptly pay any and all such amounts and shall provide evidence to the Buyer that such liabilities have been paid in full or otherwise satisfied.

4.6 Other Tax Matters. Seller shall prepare and timely file, or cause to be prepared and timely filed, any and all Tax Returns and reports required to be filed with respect to Taxes assessed or assessable against or otherwise relating to Seller or the Acquired Assets for any taxable period ending on or prior to, or that includes, the Closing Date, and pay all Taxes due in connection therewith. Buyer, on the one hand, and Seller, on the other hand, shall provide each other with such cooperation and information as any of them reasonably may request of the other in filing any Tax Return, amended Tax Return, determining a liability for Taxes or transfer Taxes or participating in or conducting any audit or other proceeding in respect of Taxes or transfer Taxes.

ARTICLE V

THE CLOSING

5.1 Time, Date and Place of Closing. Subject to the provisions hereof, the closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the date execution date of this agreement (the “Closing Date”).

5.2 Deliveries by Sellers at the Closing. At the Closing, Seller shall deliver to Buyer a bill of sale relating to the Acquired Assets, in a form reasonably acceptable to the parties (the “Bill of Sale”), as well as vehicle titles for any vehicles included within the Acquired Assets, duly endorsed to Buyer.

5.3 Deliveries by Buyer at the Closing. At the Closing, Buyer shall deliver to Seller the Purchase Price.

ARTICLE VI

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

6.1 Survival. The parties agree that the representations, warranties and covenants contained in this Agreement shall survive the Closing.

6.2 Indemnification by Seller. Seller shall indemnify, hold harmless and defend Buyer, its affiliates, and their respective officers, directors and employees (collectively, the “Buyer Indemnified Parties”) after the Closing Date from and against all claims, damages, losses, judgments, fines, penalties, liabilities, costs and expenses (including reasonable attorneys’ fees) (collectively, the “Damages”) incurred or suffered by the Buyer Indemnified Parties that result from, relate to or arise out of any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement,

6.3 Indemnification by Buyer. Buyer shall indemnify, hold harmless and defend Seller and its officers, directors and employees (collectively, the “Seller Indemnified Parties”) after the Closing Date from and against all Damages incurred or suffered by the Seller Indemnified Parties that result from, relate to or arise out of any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Buyer under this Agreement.

6.4 Claims for Indemnification. Whenever any claim shall arise for indemnification under this Article VI, the party seeking indemnification (the “Indemnified Party”), shall notify the party from whom indemnification is sought in writing (the “Indemnifying Party”) of the claim within fourteen (14) days of the receipt of written notice of any such claim and, when known, the facts constituting the basis for such claim (an “Indemnification Claim Notice”). In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the Indemnification Claim Notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom and shall append all legal papers, notices and other documents received in connection therewith. The delivery of the Indemnification Claim Notice by the Indemnified Party to the Indemnifying Party within such fourteen-day period shall not be a condition precedent to any liability of the Indemnifying Party under this Agreement, unless such Indemnifying Party has otherwise been prejudiced by the lack of or delay in delivering such Indemnification Claim Notice. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed if the settlement or judgment includes an unconditional release to the Indemnified Party from all liability with respect to such claim, provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 6.5 hereof, the Indemnified Party shall have the right to settle or compromise such claim upon giving reasonable and timely notice to the Indemnifying Party, as provided in Section 6.5.

6.5 Defense by the Indemnifying Party. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding, the Indemnifying Party, at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding, whether or not under a reservation of rights with respect to ultimate liability under this Article VI. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed if the settlement or judgment includes an unconditional release to the Indemnified Party from all liability with respect to such claim). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within twenty one (21) days after the date of the Indemnification Claim Notice, (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may reasonably deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

6.6 Payment. Upon the determination of liability under Sections 6.2 or 6.3 hereof, the appropriate party shall pay to the other, within 10 days after such determination, the amount of any claim for indemnification made hereunder and, if such payment is not made thereunder, the Indemnified Party shall have, in addition to its other remedies, set-off rights against any amounts owed to the Indemnifying Party and/or its affiliates, in a manner as the Indemnified Party shall exclusively determine.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1 Further Assurances. Each party shall do such things as may be reasonably requested by another party hereto, at the expense of such requesting party, in order more effectively to consummate or document the transactions contemplated by this Agreement.

7.2 Notices. All notices, communications and deliveries under this Agreement shall be made in writing, signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given, and shall be deemed given on the date delivered if delivered in person, on the third (3rd) business day after mailed if mailed certified mail (with postage prepaid), return receipt requested, or on the next day after delivered by Federal Express or other nationally recognized overnight courier service, as follows:

To Buyer:	Mini Melts of America, Inc.
245 Asylum Street
Norwich, CT 06360
Attention: Daniel P. Kilcoyne

With a copy to:	Stradley Ronon Stevens & Young, LLP
457 Haddonfield Road, Suite 100
Cherry Hill, NJ 08002
Attention: William T. Mandia, Esq.

To Seller:	BoxScore Brands, Inc.
3675 West Teco Avenue
Unit 8
Las Vegas, NV 89118

or to such other representative or to such other address as the parties hereto may furnish to the other parties in writing. If notice is given pursuant to this section of a permitted successor or assign of a party of this Agreement, then notice shall be given as set forth above to such successor or assign of such party.

7.3 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other Party.

7.4 Captions; Definitions; Interpretation. The titles or captions of articles, sections and subsections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. The parties agree to all definitions in the statement of parties to this Agreement and in the other introductory language to this Agreement.

7.5 Controlling Law; Amendment; Waiver; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE COMMONWEALTH OF PENNSYLVANIA. THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS; (B) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS; OR (C) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

(b) This Agreement may not be altered or amended except in a writing signed by all of the parties hereto.

(c) The failure of any party hereto at any time to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party hereto of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other terms, provision, warranty, representation, agreement or covenant herein contained.

(d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED UNDER THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

7.6 Representations and Warranties. The respective representations and warranties of the parties hereto shall not be deemed to be waived or otherwise affected by any investigation made by any other parties hereto, unless otherwise specifically provided herein. Each party acknowledges and agrees that in making its decision to enter into this agreement, it has not relied upon any representation, warranty or other statement made by the other Party except for those expressly set forth in this Agreement.

7.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the transactions contemplated and supersedes all prior agreements, understandings, and negotiations, both written and oral, among the parties with respect thereto, including, but not limited to, that certain letter of intent between the parties dated as of February 8, 2019; provided, however, that the final paragraph of Paragraph 8 of such letter of intent shall remain in full force and effect and shall not be superseded hereby. The schedules to this Agreement are deemed incorporated by reference herein and shall be understood to be a part hereof as though included in the body of the Agreement.

7.8 Third Party Beneficiaries. Except for the rights of the Buyer Indemnified Parties and Seller Indemnified Parties under Article VI hereof, which may be only asserted through a party to this Agreement, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.9 No Presumption. Neither this Agreement nor any other agreement between the parties nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other agreements between the parties have been reviewed by the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

7.10 Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

7.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document. The reproduction of signatures by means of electronic delivery shall be treated as though such reproductions are executed originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.

MINI MELTS OF AMERICA, INC.

By:
Name:	Daniel P. Kilcoyne
Title:	President

BOXSCORE BRANDS, INC.

By:
Name:
Title:

CONSENTED TO1:

Automated Retail Leasing Partners, LP (equipment lease creditor)

By:
Name:
Title:

Cobrador Multi-Strategy Partners, LP (lead secured creditor)

By:
Name:
Title:

Schedule 1.1 – Acquired Assets

See attached.